Exhibit 99.1

American Safety Insurance Holdings, Ltd.
Reports Third Quarter Earnings

HAMILTON, Bermuda, November 3, 2004 - American Safety Insurance Holdings, Ltd. (NYSE: ASI) today reported net earnings of $3.3 million or $0.45 per diluted share for the third quarter ended September 30, 2004, as compared to $3.0 million or $0.58 per diluted share for the third quarter of 2003. Net earnings for the nine months ended September 30, 2004 are $11.0 million or $1.49 per diluted share, as compared to $8.0 million or $1.65 per diluted share for the same period in 2003.

Net earnings are detailed as follows (in thousands):

                                              Quarter Ended                     Nine months Ended
                                             September 30,                        September 30,
                                          2004             2003               2004             2003

       Insurance Operations              $   992          $1,768             $1,410           $4,993
       Real Estate Operations              2,288           1,173              5,807              998
       Other                                 (22)             21              3,787            2,005

       Net Earnings                       $3,258          $2,962            $11,004           $7,996
                                          ======          ======            =======           ======

The decrease in earnings from insurance operations for the third quarter of 2004 reflects approximately $3.0 million of reserve strengthening for prior accident years as a result of an actuarial reserve evaluation for the Company’s excess and surplus lines business, as previously announced. The increase in earnings from real estate operations for the third quarter of 2004 was due to higher profits from closings of condominium units at Harbour Village.

The decrease in earnings from insurance operations for the nine months ended September 30, 2004 reflects a total of $12.3 million of reserve strengthening for prior accident years. Of this amount, $7.7 million consists of reserve increases for the Company’s excess and surplus business, and the remaining $4.6 million represents reserve increases for discontinued lines. The increase in earnings from real estate operations for the nine months ended September 30, 2004 was due to higher profits from closings of condominium units at Harbour Village.

Total revenues for the third quarter of 2004 increased 27% to $57 million as compared to the same quarter of 2003 as a result of increased net premiums earned, investment income and real estate income. Net premiums earned for the third quarter of 2004 increased 26% to $35 million from the same period in 2003 due to increases in the Company’s core business lines. Net cash flow generated from operations was $22 million for the third quarter of 2004.

Total revenues for the nine months ended September 30, 2004 increased 34% to $162 million as compared to the same period in 2003 as a result of increased net premiums earned, investment income and real estate income. Net premiums earned for the nine months ended September 30, 2004 increased 35% to $101 million from the same period in 2003 due to increases in the Company’s core business lines. Net cash flow from operations increased to $66 million for the nine months ended September 30, 2004.

The Company’s book value per share increased 12% to $15.52 at September 30, 2004 from $13.80 at December 31, 2003. This increase in book value per share is due primarily to the Company’s net earnings during the nine months ended September 30, 2004 and the repurchase of 217,000 shares under its previously announced stock repurchase programs.

Commenting on the results, Stephen R. Crim, President and Chief Executive Officer of American Safety Insurance Holdings, Ltd., said: “While the reserve strengthening adversely affected the results for the quarter, we are pleased with the continued growth and profitability of our insurance operations. We achieved strong growth in revenue, cash flow, net premiums earned and investment income for the nine months, and successfully increased the Company’s book value by 12% over the year ended December 31, 2003. While we have begun to experience a leveling in our premium rates, we believe that the market conditions for the insurance business segments that the Company serves continue to present profitable opportunities.”

A conference call to discuss third quarter 2004 results is scheduled for Thursday, November 4, 2004 at 11:00 a.m. (Eastern Time), which will be broadcast through the Investor Broadcast Network’s Vcall website at www.vcall.com or the Company’s website at www.americansafetyinsurance.com. A replay will be available on the Company’s website.

American Safety Insurance Holdings, Ltd. is a specialty insurance holding company which, through its subsidiaries, provides innovative insurance solutions in the alternative insurance market for environmental remediation, contracting and other specialty risks. Additional information about the Company can be found at www.americansafetyinsurance.com.

This press release contains forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, including insurance market conditions, future insurance claims and losses, and profitability of the Harbour Village real estate development project. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various factors, including competitive conditions in the insurance industry, levels of new and renewal insurance business, developments in loss trends, adequacy and changes in loss reserves and actuarial assumptions, timing or collectibility of reinsurance recoverables, market acceptance of new coverages and enhancements, changes in reinsurance costs and availability, potential adverse decisions in court and arbitration proceedings (including the outcome of the Principal Management acquisition rescission litigation), and changes in levels of general business activity and economic conditions. With respect to the development of the Harbour Village project, such forward looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various real estate development industry factors, including competitive housing conditions in the local market area, risks inherent in real estate development and new construction, increases in construction costs, weather, litigation, changes in interest rates and the availability of mortgage financing for prospective purchasers of condominium units, and changes in local and national levels of general business activity and economic conditions. For additional factors, which could influence the results of the Company’s operating and financial performance, see the Company’s filings with the Securities and Exchange Commission.

Contacts:
American Safety Insurance Services, Inc.                          Cameron Associates
Fred J. Pinckney                                                  Kevin McGrath
Investor Relations/General Counsel                                (212) 245-4577
(770) 916-1908

American Safety Insurance Holdings, Ltd. and Subsidiaries

Financial and Operating Highlights

                                                        Three Months Ended                           Nine Months Ended
                                                           September 30,                               September 30,
                                                    2004                  2003                  2004                   2003

INCOME STATEMENT DATA:

Revenues:
     Direct and assumed premiums earned          $ 58,581,683          $ 45,981,956         $ 168,688,614          $129,932,740
     Ceded premiums earned                        (24,000,183)          (18,546,047)          (67,898,653)          (55,196,018)
         Net premiums earned                       34,581,500            27,435,909           100,789,961            74,736,722
     Net investment income                          2,529,210             1,410,336             6,849,461             3,869,085
     Net realized gains                                99,567                13,748               119,839             3,115,743
     Real estate income                            19,938,557            16,280,674            54,066,868            38,877,894
     Other income                                      46,982                88,263               191,606               119,536

         Total revenues                          $ 57,195,816          $ 45,228,930         $ 162,017,735         $ 120,718,980

Expenses:
     Losses and loss adjustment expenses         $ 23,730,614          $ 16,377,079          $ 70,645,505          $ 43,824,379
     Acquisition expenses                           6,954,856             5,340,796            20,078,986            14,823,234
     Payroll and related expenses                   2,433,557             2,339,400             7,762,704             6,660,651
     Real estate expenses                          16,605,783            14,400,544            45,092,806            37,277,178
     Other expenses                                 2,687,602             2,832,560             5,681,042             7,195,492
     Minority interest                                275,182                97,558               611,836               321,014
     Expense due to rescission                         59,825                45,112            (1,656,145)              189,624

         Total expenses                          $ 52,747,419          $ 41,433,049          $148,216,734          $110,291,572

         Earnings before income taxes               4,448,397             3,795,881            13,801,001            10,427,408

Income taxes                                        1,190,605               833,831             2,796,621            2,431,1089

         Net earnings                             $ 3,257,792           $ 2,962,050          $ 11,004,380           $ 7,996,319
                                              ==================    ==================    ==================    ===================

Net earnings per share:
     Basic                                    $         0.47        $           0.62      $         1.59        $           1.69
                                              ==================    ==================    ==================    ===================
     Diluted                                  $         0.45        $           0.58      $         1.49        $           1.65
                                              ==================    ==================    ==================    ===================
Average number of shares outstanding:
     Basic                                          6,876,380             4,749,266             6,905,133             4,743,048
                                              ==================    ==================    ==================    ===================
     Diluted                                        7,275,259             5,099,421             7,394,730             4,836,454
                                              ==================    ==================    ==================    ===================

GAAP combined ratio                                    101.3%                 95.0%                104.2%                 95.6%
                                              ==================    ==================    ==================    ===================

                                                                                            September 30,          December 31,
BALANCE SHEET DATA:                                                                             2004                   2003

Total investments, excluding real estate                                                    $ 302,025,696         $ 222,418,973
Total assets                                                                                  559,827,318           514,259,644
Unpaid losses and loss adjustment expenses                                                    299,573,135           230,103,754
Total liabilities                                                                             455,576,260           418,916,521
Total shareholders' equity                                                                    104,251,058            95,343,123

Book value per share                                                                      $         15.52    $            13.80

American Safety Insurance Holdings, Ltd. and Subsidiaries

Financial and Operating Highlights

                                                        Three Months Ended                           Nine Months Ended
                                                           September 30,                               September 30,
                                                    2004                  2003                  2004                   2003

PREMIUM SUMMARY (in Thousands)

Gross Written Premium:
     Environmental                                $ 10,589               $ 7,593              $ 32,879              $ 25,173
     Excess and Surplus                             23,731                21,926                71,110                56,420
     Program Business                               19,772                25,633                61,048                62,243
     Other                                             484                 1,507                 2,627                 5,735
         Total                                      54,576                56,659               167,664               149,571

Net Written Premium:
     Environmental                                   8,569                 6,195                26,247                19,402
     Excess and Surplus                             18,546                18,858                57,018                47,851
     Program Business                                5,821                 9,797                12,735                17,105
     Other                                              73                   994                 1,470                 4,172
         Total                                      33,009                35,844                97,470                88,530

Net Earned Premium:
     Environmental                                   8,697                 5,831                23,333                15,895
     Excess and Surplus                             19,733                14,456                58,133                38,110
     Program Business                                5,254                 5,638                16,000                16,183
     Other                                             897                 1,511                 3,324                 4,549
         Total                                    $ 34,581              $ 27,436             $ 100,790              $ 74,737

                                                          Exhibit 99
                                                                           Harbour Village Development Status
                                                                         (000)s except references to Condo Units
                                                                                        Unaudited

                                                                        Phase 1                                   Phase 2
                                                                                Townhouses                  The             The

                                                         Marina            Oak                             Links           Links            Total
                                                         Condos          Hammock        Riverwalk          North           South            Condos        Boat Slips          Total

                     9/30/2004
Planned Number of Condo Units and Boat Slips       248               18              28               188             188              670             142              812
Condo Units and Boat Slips under Contract          248               18              28               187             180              661             142              803
Value of Pre-sale Contracts (Note 1)            62,892            8,680           10,916           48,206          51,190           181,884         13,082           194,966
Number of Buildings                                  8                4                6                4               4                26
Number of Closed Units                             248               18              28               187             153              634             142              776

Number of Buildings Complete by Task

  Building Foundation                                8                4               6                4               4

  Vertical Building Completed                        8                4               6                4               4

  Interior Finish Completed                          8                4               6                4               4

  Certificate of Occupancy Received                  8                4               6                4               4

                3rd Quarter Actual
Units Closed                                         -                 1               1                2               67               71              2                73
Sales Value of Closed Units                          -               750             454              686           18,811           20,701          267              20,968

Revenue Recognized
  Condos and Boat Slips                            (354)             706             400              395             18,230           19,377          155            19,532

  Land Sales and Other Revenue                                                                                                                                           407

    Total Revenue                                                                                                                                                     19,939

Gross Profit Recognized
  Condos and Boat Slips                             45                78              85               421             4,974            5,603           546             6,149

  Land Sales and Other Revenue                                                                                                                                          223

    Total Gross Profit                                                                                                                                                6,372

Other Expense (Income) Items                                                                                                                                         (3,039)

Pre-Tax Profit                                                                                                                                                        3,333

          Outlook For 4th Quarter of 2004
Units Closed                                        -                 -               -                -               25               25              -                 25
Sales Value of Closed Units                         -                 -               -                -               7,600            7,600           -              7,600

Revenue Recognized
  Condos and Boat Slips                             -                 -               -                -               7,448            7,448           -              7,448

  Land Sales and Other Revenue                                                                                                                                        1,525

  Total Revenue                                                                                                                                                       8,973

Gross Profit Recognized
  Condos and Boat Slips                             -                 -               -                -               1,601            1,601           -             1,601

  Land Sales and Other Revenue                                                                                                                                         991

    Total Gross Profit                                                                                                                                               2,592

Other Expense (Income) Items                                                                                                                                         1,575

Pre-Tax Profit                                                                                                                                                       1,017

Note 1 - No assurance can be given that purchasers under binding pre-sale contracts with deposits will close each contemplated transaction .

Note 2 - Other includes net brokerage commissions, advertising, promotion, and other general and administrative costs. These items are not allocated to specific buildings.

The projected results contained above for unit closings, revenue, gross profit, fixed costs and pre-tax profit are forward looking statements. With respect to the Company’s development of the Harbour Village property, such forward looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various real estate development industry factors, including competitive housing conditions in the local market area, risks inherent in real estate development and new construction, increases in construction costs, construction delays, weather, litigation, changes in interest rates and the availability of mortgage financing for prospective purchasers of condominium units and boat slips and changes in local and national levels of general business activity and economic conditions.